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                                                                   EXHIBIT 10.62

                               SECOND AMENDMENT TO
              FIRST AMENDED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

      This Second Amendment to First Amended Executive Officer Employment Agreement ("Second Amendment") is made effective as of September 15, 2003 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company") and BRADLEY J. HOLIDAY ("Employee").

      A. The Company and Employee are parties to that certain First Amended Executive Officer Employment Agreement entered into as of June 1, 2002, as amended by a First Amendment entered into as of March 1, 2003 (as amended, the "First Amended Agreement").

      B. The Company and Employee desire to amend the First Amended Agreement pursuant to Section 15 of the First Amended Agreement, in the manner set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

      1. Section 2(a) of the First Amended Agreement is amended to read as follows:

            "(a) Effective September 15, 2003, Employee shall serve as Senior Executive Vice President & Chief Financial Officer of the Company. Employee's duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to such person as the Chief Executive Officer shall designate. The Board of Directors and/or the Chief Executive Officer of the Company may change Employee's title, position and/or duties at any time."

      2. Section 4(a) of the First Amended Agreement is amended to read as follows:

            "(a) Effective September 15, 2003, the Company agrees to pay Employee a base salary at the rate of $500,000.00 per year, payable in equal increments in accordance with the Company's current pay schedule."

      3. But for the amendments contained herein, and any other written amendments properly executed by the parties, the First Amended Agreement shall otherwise remain unchanged.

      4. This Second Amendment is subject to the approval of the Board of Directors of the Company or appropriate committee thereof.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment on the dates set forth below, to be effective as of the date first written above.

EMPLOYEE                                     COMPANY

                                             Callaway Golf Company,
                                             a Delaware corporation



/s/ BRADLEY J. HOLIDAY/                      By: /s/ RONALD A. DRAPEAU/
------------------------------------             -------------------------------
Bradley J. Holiday                               Ronald A. Drapeau
                                                 Chairman of the Board and Chief
                                                 Executive Officer

Dated:      9/23/03                               Dated:       9/23/03
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